As filed with the Securities and Exchange Commission on February 26, 2010

Registration No. 333-58361

Registration No. 333-67779

Registration No. 333-69195

Registration No. 333-53712

Registration No. 333-107004

Registration No. 333-138320

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-58361

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-67779

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-69195

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-53712

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-107004

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-138320

UNDER THE SECURITIES ACT OF 1933

IMS HEALTH INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	06-1506026
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

901 Main Avenue, Norwalk, Connecticut	06851
(Address of Principal Executive Offices)	(Zip Code)

Replacement Plan for Certain Employees Holding

Cognizant Corporation Equity-Based Awards

Replacement Plan for Certain Non-Employee Directors Holding

Cognizant Corporation Equity-Based Awards

Replacement Plan for Certain Individuals Holding

Cognizant Corporation Stock Options

Employee Stock Purchase Plan

Savings Plan

1998 IMS Health Incorporated Stock Option Plan for Former Employees of

Pharmaceutical Marketing Services, Inc.

1998 IMS Health Incorporated Non-Employee Directors’ Stock Incentive Plan

1998 IMS Health Incorporated Non-Employee Directors’ Deferred Compensation Plan

1998 IMS Health Incorporated Employees’ Stock Incentive Plan

IMS Health Incorporated 2000 Stock Incentive Plan

(Full titles of the plans)

Harvey A. Ashman

Senior Vice President, General Counsel, External Affairs and Corporate Secretary

IMS Health Incorporated

901 Main Avenue, Suite 612

Norwalk, Connecticut 06851

(Name and address of agent for service)

(203) 845-5200

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

TERMINATION OF REGISTRATION

These Post-Effective Amendments relate to the following Registration Statements on Forms S-8 (the “Registration Statements”) filed by IMS Health Incorporated (the “Registrant”) with the Securities and Exchange Commission:

•

Registration No. 333-58361 filed on Form S-8 on July 1, 1998, registering (a) 20,000,000 shares of the Registrant’s Common Stock, par value $0.01 per share (“Common Stock”) under the Replacement Plan for Certain Employees Holding Cognizant Corporation Equity-Based Awards, (b) 75,000 shares of Common Stock under the Replacement Plan for Certain Non-Employee Directors Holding Cognizant Corporation Equity-Based Awards, (c) 750,000 shares of Common Stock under the Replacement Plan for Certain Individuals Holding Cognizant Corporation Stock Options, (d) 1,500,000 shares of Common Stock under the Employee Stock Purchase Plan, and (e) 600,000 shares of Common Stock under the Savings Plan, as amended by Post-Effective Amendment No. 1 to Registration Statement No. 333-58361, filed on January 14, 1999, amending the number of shares of Common Stock registered to reflect a 2-for-1 stock split that was effected on January 15, 1999;

•

Registration No. 333-67779 filed on Form S-8 on November 23, 1998, registering 160,000 shares of Common Stock under the 1998 IMS Health Incorporated Stock Option Plan for Former Employees of Pharmaceutical Marketing Services, Inc., as amended by Post-Effective Amendment No. 1 to Registration Statement No. 333-67779, filed on January 15, 1999, amending the number of shares of Common Stock registered to reflect a 2-for-1 stock split that was effected on January 15, 1999;

•

Registration No. 333-69195 filed on Form S-8 on December 18, 1998, registering (a) 80,000 shares of Common Stock under the 1998 IMS Health Incorporated Non-Employee Directors’ Stock Incentive Plan, (b) 50,000 shares of Common Stock under the 1998 IMS Health Incorporated Non-Employee Directors’ Deferred Compensation Plan, (c) 13,000,000 shares of Common Stock under the 1998 IMS Health Incorporated Employees’ Stock Incentive Plan, and (d) 1,313,000 options to purchase Common Stock under the 1998 IMS Health Incorporated Employees’ Stock Incentive Plan, as amended by Post-Effective Amendment No. 1 to Registration Statement No. 333-69195, filed on January 14, 1999, amending the number of shares of Common Stock and options to purchase Common Stock registered to reflect a 2-for-1 stock split that was effected on January 15, 1999;

•

Registration No. 333-53712 filed on Form S-8 on January 16, 2001, registering (a) 18,448,293 shares of Common Stock under the IMS Health Incorporated 2000 Stock Incentive Plan and (b) an additional 226,504 shares of Common Stock under the 1998 IMS Health Incorporated Non-Employee Directors’ Stock Incentive Plan;

•

Registration No. 333-107004 filed on Form S-8 on July 14, 2003, registering an additional 523,458 shares of Common Stock under the 1998 IMS Health Incorporated Non-Employee Directors’ Stock Incentive Plan; and

•	Registration No. 333-138320 filed on Form S-8 on October 31, 2006, registering an additional 10,483,765 shares of Common Stock under the 1998 IMS Health Incorporated Employees’ Stock Incentive Plan.

On February 26, 2010, pursuant to an Agreement and Plan of Merger, dated as of November 5, 2009, by and among Healthcare Technology Holdings, Inc., a Delaware corporation (“Parent”), Healthcare Technology Acquisition, Inc., a Delaware corporation and a wholly-owned indirect subsidiary of Parent (“Merger Sub”), and the Registrant, Merger Sub merged with and into the Registrant, with the Registrant continuing as the surviving corporation (the “Merger”).

In connection with the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of post-effective amendments, any of the securities registered pursuant to the Registration Statements that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all shares of Common Stock and options to purchase Common Stock registered under the Registration Statements but not sold under the Registration Statements as of the filing date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on February 26, 2010.

IMS HEALTH INCORPORATED

By:  /s/  DAVID R. CARLUCCI

        Name: David R. Carlucci

        Title: Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ DAVID R. CARLUCCI David R. Carlucci	Chief Executive Officer, President and Director (principal executive officer)	February 26, 2010

/s/ LESLYE G. KATZ Leslye G. Katz	Senior Vice President and Chief Financial Officer (principal financial officer)	February 26, 2010

/s/ HARSHAN BHANGDIA Harshan Bhangdia	Vice President and Controller (principal accounting officer)	February 26, 2010

/s/ JIM COULTER Jim Coulter	Director	February 26, 2010

/s/ TODD SISITSKY Todd Sisitsky	Director	February 26, 2010

/s/ BRYAN TAYLOR Bryan Taylor	Director	February 26, 2010

/s/ ANDRÉ BOURBONNAIS André Bourbonnais	Director	February 26, 2010

/s/ JIM FASANO Jim Fasano	Director	February 26, 2010

/s/ JOHN DANHAKL John Danhakl	Director	February 26, 2010